                                                                     EXHIBIT 5.1

                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                November 5, 1999

CBL & Associates Properties, Inc.
6148 Lee Highway, Suite 300
Chattanooga, Tennessee 37421-6511

         Re:  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 388,022 shares of its common stock, par value $.01 per share (the "Shares"), which may be sold from time to time by the selling stockholder identified in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on November 5, 1999.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware, and the Federal Securities Laws and we express no opinion with respect to the laws of any other country, state or jurisdiction. With respect to matters of Tennessee law, we have relied on the opinion, dated November 5, 1999 of Shumacker & Thompson, P.C., general counsel to the Company. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Willkie Farr & Gallagher